Exhibit 10.9

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of [_____], 2021 (the “Effective Date”), by and between Intapp, Inc., a Delaware corporation (the “Company”), and [_____], a director, officer or key employee of the Company or one of the Company’s subsidiaries or other service provider who satisfies the definition of Indemnifiable Person set forth below (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates (each as defined below) but is aware that such individuals are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification due to increased exposure to litigation costs and risks resulting from their service to such corporations and due to the fact that such exposure frequently bears no relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that to attract and retain talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take actions necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives, and the representatives of its Subsidiaries and Affiliates, and to assume for itself the maximum liability permitted by law for Expenses and Other Liabilities (each as defined below) in connection with claims against such representatives in connection with their service to the Company and/or its Subsidiaries and Affiliates;

C. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve at the request of the Company as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided thereby is not exclusive; and

D. The Company desires and has requested that Indemnitee serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such service to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

(a) “Affiliate” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity in respect of which Indemnitee is, was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two -thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock or equity of the surviving entity) at least 50% of the total voting power represented by the capital stock or equity of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(d) “Expenses” means all reasonable direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements, and other out -of -pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in, a Proceeding (as defined below), or establishing or enforcing a right to indemnification or advancement under this Agreement, Section 145 or otherwise, including interest, assessments or other charges payable in respect of such costs; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement (other than those approved in accordance with Section 7(d) herein) of a Proceeding.

(e) “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service to the Company or any Subsidiary or Affiliate of the Company as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(f) “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(g) “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the three years preceding the time in question (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar agreements) and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(h) “Independent Director” means a member of the Board who was not party to the Proceeding (as defined below) for which a claim is made under this Agreement.

(i) “Other Liabilities” means any and all liabilities incurred by Indemnitee of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).

(j) “Proceeding” means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(k) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity of which more than 50% of the outstanding voting interest is owned directly or indirectly by the Company.

Section 2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.

Section 3. Mandatory Indemnification.

(a) Agreement to Indemnity. In the event Indemnitee is or was a party to or witness in, or is threatened to be made a party to or witness or otherwise involved in, any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest permitted by applicable law. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors or applicable law.

(b) Exception for Amounts Paid by Insurance and Other Sources. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever to the extent that such Expenses or Other Liabilities have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers insurance, fiduciary liability insurance or any other type of insurance maintained by the Company, except as provided in Section 3(c) below, or by other indemnity arrangements with third parties.

(c) Company Obligations Primary. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [_______________] and certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees, that notwithstanding the provisions of Section 3(b), (i) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Other Liabilities to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

(d) Indemnification of Related Parties. If (i) Indemnitee is or was designated by a party pursuant to the Stockholders Agreement dated as of [•], 2021, by and among the Company, Great Hill Equity Partners IV, L.P., Great Hill Investors, LLC and Anderson Investments Pte. Ltd. (as may be amended, supplemented, restated or otherwise modified from time to time) (such party, an “Appointing Stockholder”), (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Appointing Stockholder’s involvement in the Proceeding is related to Indemnitee’s service to the Company as a director of the Company or any direct or indirect Subsidiaries of the Company, then, to the extent resulting from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee.

Section 4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount to the fullest extent permitted by law. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

Section 5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (a) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company when such insurance is purchased and (b) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company when such replacement or substitute policies are purchased. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or any other party or parties to any such insurance or other arrangement.

Section 6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of any Proceeding all Expenses actually incurred by Indemnitee in connection with (including in preparation for) such Proceeding related to an Indemnifiable Event or in connection with establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within ten (10) business days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment other than the execution of this Agreement. The Company agrees that for the purposes of any advancement of Expenses for which Indemnitee has made a written demand in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

Section 7. Notice and Other Indemnification Procedures.

(a) Notification/Cooperation by Indemnitee. Promptly following the time that Indemnitee has notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement of such Proceeding. However, a failure to so notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure. In addition, Indemnitee shall cooperate with, and provide information to, the Company as it may reasonably require and as shall be within Indemnitee’s power in connection with matters arising in connection with such Proceeding.

(b) Insurance and Other Matters. If, at the time of the receipt of notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers of such insurance in accordance with the procedures set forth in the applicable policies and provide a copy thereof to Indemnitee. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c) Assumption of Defense. In the event the Company shall be obligated to advance Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under applicable ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and Expenses of other counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (i) the employment of counsel by Indemnitee has been previously authorized by the Company or (ii) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and Expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense or providing the Company with information indicating that there may be a conflict of interest in the conduct of any such defense between (A) the Company and Indemnitee or (B) Indemnitee and any other party or parties being jointly represented, in which case the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

Section 8. Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses and Other Liabilities actually and reasonably incurred in connection therewith.

(b) Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. Indemnitee shall be entitled to select the person(s) who will make the determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such selection will be made from among the following:

(1) those members of the Board who are Independent Directors even though less than a quorum;

(2) by a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3) Independent Counsel selected by Indemnitee and approved by the Board, which approval shall not be unreasonably withheld, which Independent Counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the person(s) who mill make the determination referenced above then Indemnitee shall not select Independent Counsel as such person unless there are no Independent Directors or unless the Independent Directors agree to the selection of Independent Counsel as the person making the determination referenced above. The selected person(s) shall be referred to herein as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in clause (3) above.

(d) Procedures for Reviewing Party. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of Reviewing Party pursuant to Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than sixty (60) days following the receipt of all such information (“Initial Review Period”), provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee, provided that the Reviewing Party may in its sole discretion extend the Initial Review Period for one thirty (30) day period. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Delaware Court of Chancery. In the event that (i) there is a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification, in whole or in part, with respect to a specific Proceeding, (ii) the Company fails to respond or make a determination of entitlement to indemnification required by law within sixty (60) days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 60 day period, (iv) advancement of Expenses is not timely made in accordance with Section 6, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to apply to the Delaware Court of Chancery for the purpose of enforcing Indemnitee’s right to indemnification or advancement pursuant to this Agreement. Absent any such litigation, the final determination of the Reviewing Party will be conclusive and binding upon the parties.

(f) Expenses. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement.

(g) Standard of Conduct Determination. For purposes of any determination of whether Indemnitee acted in accordance with the applicable standard of conduct under the DGCL that is a legally required condition to indemnification of the Indemnitee, Indemnitee shall be deemed to have acted in “good faith” if Indemnitee’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to the Indemnitee by the officers or other employees of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 8(g) means any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent, and the term “serving at the request of the Company” as used in this Section 8(g) includes any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or the court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

Section 9. Exceptions. Any other provision herein to the contrary notwithstanding:

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding (or part thereof), (iii) with respect to Proceedings brought to fulfill Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise or (iv) with respect to any compulsory counterclaim brought by Indemnitee with respect to a Proceeding otherwise indemnifiable under this Agreement.

(b) 16(b) Actions. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of l934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law.

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses and Other Liabilities if such indemnification has been ultimately determined by a final (not interlocutory) and non-appealable judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing having been made, to be prohibited by law.

Section 10. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

Section 11. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer or other service provider of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of one of the Company’s Subsidiaries or Affiliates) and shall continue thereafter (a) so long as Indemnitee may be subject to any possible claim or Proceeding relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

Section 12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 13. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 14. No Duplication of Payments. Except as provided in Section 3(c), the Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Expenses or Other Liabilities to the extent Indemnitee has otherwise received payment under any insurance policy, the Company’s Certificate of Incorporation or Bylaws or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

Section 15. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise in which case the Company shall have no obligation under this Agreement to indemnify the Indemnitee in such instances. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto; provided, however, that neither party shall assign this Agreement without the prior written consent of the other.

Section 17. No Third-Party Beneficiaries. Except as otherwise provided in Section 10, nothing in this Agreement is intended to confer on any person (other than the parties hereto or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and a receipt is provided by the party to whom such communication is delivered, (b) mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (c) served personally by a process server, or (d) delivered to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 18. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

Section 19. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8(e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

Section 20. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

Section 21. Subrogation. Except as provided in Section 3(c), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 22. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the service of the Company or any Subsidiary or Affiliate of the Company.

Section 23. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee shall be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation by the Company or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

Section 24. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

Section 26. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

Section 27. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, any other court of the State of Delaware, for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have entered into this Indemnification Agreement effective as of the Effective Date.

INTAPP, INC.

By:
Name:
Title:

Address:	3101 Park Blvd
Palo Alto, CA 94306

INDEMNITEE

Name:
Title:

Address:

[Signature Page to Indemnification Agreement]